Exhibit 24.1

POWER OF ATTORNEY

THE BANK OF NEW YORK MELLON CORPORATION

KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below hereby names, constitutes and appoints J. Kevin McCarthy and Craig T. Beazer, and each of them individually, with full power to act without the other and with full power of substitution and resubstitution, such person’s true and lawful attorney-in-fact and agent to execute for such person and in such person’s name, place and stead, in any and all capacities, the Registration Statement on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 40,000,000 shares of The Bank of New York Mellon Corporation’s common stock, par value $0.01 per share, to be issued from time to time pursuant to The Bank of New York Mellon Corporation Long-Term Incentive Plan and The Bank of New York Mellon Corporation 401(k) Savings Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of August 12, 2014 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation. It may be signed in counterparts, each of which shall grant the authority described above as to its signatory or signatories.

Signature	Title

/s/ Gerald L. Hassell	Director and Principal Executive Officer
Gerald L. Hassell

/s/ Thomas P. Gibbons	Principal Financial Officer
Thomas P. Gibbons

/s/ John A. Park	Principal Accounting Officer
John A. Park

/s/ Ruth E. Bruch	Director
Ruth E. Bruch

/s/ Nicholas M. Donofrio	Director
Nicholas M. Donofrio

/s/ Jeffrey A. Goldstein	Director
Jeffrey A. Goldstein

/s/ Edmund F. Kelly	Director
Edmund F. Kelly

/s/ Richard J. Kogan	Director
Richard J. Kogan

/s/ Michael J. Kowalski	Director
Michael J. Kowalski

/s/ John A. Luke, Jr.	Director
John A. Luke, Jr.

/s/ Mark A. Nordenberg	Director
Mark A. Nordenberg

/s/ Catherine A. Rein	Director
Catherine A. Rein

/s/ William C. Richardson	Director
William C. Richardson

/s/ Samuel C. Scott III	Director
Samuel C. Scott III

/s/ Wesley W. von Schack	Director
Wesley W. von Schack